UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013 (September 4, 2013)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

On August 21, 2013, Jeffrey S. Sherman resigned as Executive Vice President and Chief Financial Officer of the Company, which was previously reported in a Current Report on Form 8-K filed on August 21, 2013.  Mr. Sherman will continue to serve in such capacity until September 14, 2013, unless he and the Company agree in writing to an earlier date.

On September 4, 2013, HSCGP, LLC (a subsidiary of LifePoint Hospitals, Inc. and, together with LifePoint Hospitals, Inc., the “Company”) and Mr. Sherman entered into a Voluntary Resignation Agreement and General Release (the “Agreement”).  A copy of the Agreement is attached as Exhibit 10.1.

Under the Agreement, Mr. Sherman agreed to cooperate with and assist the Company in connection with the transition of his responsibilities.  He also agreed, among other things, to not use or disclose confidential information of the Company, to release any claims he may have against the Company, to not solicit employees of the Company for hire for twenty-four (24) months, and to not compete with the Company for twenty-four (24) months.  Mr. Sherman also confirmed his adherence to the Company’s compliance programs, and he confirmed, to his knowledge, the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls.

As consideration for entering into the Agreement, the Company agreed that 44,305 shares, a pro rata portion (determined as of September 30, 2013) of the shares of Restricted Stock granted to Mr. Sherman on February 23, 2011 and February 21, 2012 pursuant to the Amended and Restated 1998 Long-Term Incentive Plan of the Company shall, subject to Mr. Sherman’s full compliance with the Agreement prior to such time, vest.  All of Mr. Sherman’s vested stock options will remain vested and will continue to be exercisable no later than three months after the date of Mr. Sherman’s departure.  All other unvested restricted shares, restricted stock units and options will be forfeited by Mr. Sherman.  In addition, provided that Mr. Sherman remains in full compliance with the Agreement prior to such time, the Company agreed to pay Mr. Sherman, on the same date that any cash bonuses are paid to the Company’s Named Executive Officers for the performance of the Company for fiscal year 2013, an amount equal to the pro rata cash bonus that Mr. Sherman would have received, if any, if he had continued to serve as the Company’s Executive Vice President and Chief Financial Officer through such payment date.  For purposes of this Agreement, the pro rata bonus to be paid to Mr. Sherman, if any, shall be computed as of September 30, 2013.

Item 9.01.                Financial Statements and Exhibits.

(d)               Exhibits.

10.1  Voluntary Resignation Agreement and General Release, dated September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President and Chief Legal Officer

Date: September 6, 2013